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              ALLENERGY MARKETING COMPANY, L.L.C.
                   Consolidated Balance Sheet
                       At March 31, 1999
 (expressed in millions, rounded to hundred thousands of dollars)
               (Unaudited, subject to adjustment)
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                             Assets
                             ------
 Cash                                                                        $ 6.9
 Accounts receivable and unbilled revenue                      54.2
 Inventory                                                      8.4
 Prepaid expenses                                               2.7
 Other current assets                                           8.0
                                                             ------
  Total current assets                                         80.2
                                                             ------

 Fixed assets, net                                             11.7
 Goodwill                                                      92.6
 Investment in affiliates                                       0.8
 Other assets                                                   3.0
                                                             ------
  Total assets                                               $188.3
                                                             ======


                Liabilities and Members' Equity
                -------------------------------

 Accounts payable (including $0.2 to affiliates)                            $ 15.4
 Accrued expenses                                              14.7
 Current portion of long-term debt                                             0.3
 Other current liabilities                                      6.3
                                                             ------
  Total current liabilities                                                   36.7
                                                             ------

 Long-term debt                                                 0.8
 Other non-current liabilities                                                 7.3
                                                             ------
  Total liabilities                                            44.8
                                                             ------

 Subordinated note payable                                    129.5
 Members' equity                                               54.0
 Retained earnings                                            (40.0)
                                                             ------
  Total liabilities and members' equity                                     $188.3
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